Exhibit 10.1 Employment Agreement of Matthew Todd Kanipe dated September 17, 2009

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (“Agreement”) made and effective as of September 17, 2009, by and between CITIZENS FIRST CORPORATION, a Kentucky corporation (“Employer”), and MATTHEW TODD KANIPE, an individual (“Kanipe”).
WHEREAS, the parties hereto entered into that certain Employment Agreement on January 1, 2005, as amended by that certain First Amendment to Employment Agreement dated September 26, 2005 (the “Prior Agreement”), wherein Kanipe was employed by Employer as the Chief Credit Officer of Citizens First Bank, Inc., Employer’s wholly-owned subsidiary (the “Bank”); and
WHEREAS, the parties desire to enter into this Agreement which shall supersede the prior Agreement in its entirety.
NOW, THEREFORE, for and in consideration of the mutual terms, conditions and benefits to be obtained by the parties to this Agreement, the receipt and sufficiency of which the parties hereby acknowledge, Employer and Kanipe agree as follows:
1. Employment.  Employer hereby employs Kanipe, and Kanipe hereby accepts employment with Employer, as the President and Chief Executive Officer of Employer and of the Bank.  Such positions are hereinafter collectively referred to as the “Position.”

    2. Term of Employment.  This Agreement shall commence on and be effective as of September 17, 2009 (the “Commencement Date”), and continue through September 16, 2012, subject to renewal and to termination in accordance with the terms of this Agreement.  This Agreement shall automatically renew at the end of the initial term and each subsequent term thereafter for a one year period, unless either Employer or Kanipe shall elect to terminate this Agreement by written notice to the other party hereto at least 60 days prior to the end of the respective term.  Kanipe’s initial term of employment and any subsequent renewal thereof shall hereinafter be referred to as the “Term”.  If this Agreement is not renewed as specified herein, all of Kanipe’s rights to compensation and fringe benefits shall terminate at the end of the Term.
    3. Responsibilities in Position.  During his employment, except for illness and reasonable vacation periods as hereinafter provided and reasonable involvement in civic affairs and in organizations which benefit,  promote or complement the interests of Employer and the Bank, and except as otherwise provided in this Agreement, or as approved by the Board of Directors of Employer, Kanipe shall devote substantially all of his time, attention, skill and efforts to the faithful performance of his duties hereunder and in the Position, and shall use his best efforts, skill and experience to promote the business, interests and welfare of Employer and the Bank.  Kanipe shall not, without the consent of the Board of Directors of Employer, be engaged in any other business activity, whether or not such activity is pursued for gain, profit or pecuniary advantage.
    4. Specific Description of Authority.  Kanipe shall have, exercise and carry out the authorities, powers, duties and responsibilities conferred upon persons occupying each of the capacities contained in the Position by the Bylaws of Employer, as such Bylaws are from time to time in effect, and  shall observe such directions and restrictions as the Board of Directors of  Employer may from time to time confer or impose upon him. In the absence of specific directions, Kanipe shall have the following duties,  responsibilities and authorities with respect to Employer and the Bank:
              A. He shall have complete charge of the day-to-day management, operation and supervision of the business of the Employer and the Bank;
        B. He shall discharge all of those duties and responsibilities customarily discharged by a President and Chief Executive Officer of a banking institution  and shall have all of the powers and authorities customarily conferred upon an individual holding such offices, including, without limitation, the authority to formulate policies and administer its business, including the business of any banking institution which it might organize, subject to the policies and directions from time to time adopted or given by its Board of Directors;
              C. He shall have the general management and control of its business activity;
      D. He and those working under his supervision, acting with his authority, shall have the responsibility and authority to hire, appoint, discipline and dismiss all of its employees and shall have the general supervision of all of its employees and officers including those employees and officers associated with any banking institution that it might organize;
               E. He shall be responsible for carrying out such other acts and duties, not otherwise specified herein, as shall be necessary for the management of its business, as its Board of Directors shall from time to time direct.
    5. Compensation.  Kanipe’s salary shall be $200,000 annually and shall be paid in equal bi-weekly installments.  The Compensation Committee of the Employer’s Board of Directors and Kanipe may mutually agree to further adjust the salary of Kanipe during the Term of this Agreement.  Any such additional adjustment of salary made during the Term of this Agreement shall be in the form of a duly adopted resolution of the Compensation Committee of the Board of Directors.  Any purported agreement for additional compensation or for an adjustment in compensation which is not so evidenced by a written resolution of Employer’s Compensation Committee shall not be enforceable, and shall be of no force or effect whatsoever.
    6. Reimbursement.  Employer will reimburse Kanipe for all reasonable and necessary expenses incurred by him in carrying out his duties under this Agreement; provided that such expenses shall be incurred by him only pursuant to the policies and procedures of Employer, from time to time in effect, and that all such expenses must be reasonable and necessary expenses incurred by him solely for the purpose of carrying out his duties under this Agreement.  Kanipe shall present to Employer on a quarterly basis an itemized account of such expenses in such form as may be required by Employer’s Board of Directors. Any such itemized account shall be subject to approval by Employer’s Board of Directors.

  7. Vacation and Sick Leave.  Kanipe shall be entitled to four weeks of vacation annually.  Kanipe shall be responsible for arranging to have other officers of Employer discharge his duties and responsibilities during any vacation period.  Vacation shall be taken only at those times during which such vacation will be calculated to cause a minimum of disruption in the business of Employer.  At least five days of vacation must be taken consecutively each year.  Unused vacation time shall not accrue from year to year.
Kanipe shall additionally be entitled to 10 days of paid sick leave annually except that if Kanipe becomes entitled to receive benefits under any disability policy provided by the Employer, all rights to sick leave compensation shall end at that time.  Sick leave shall only be taken if Kanipe is incapacitated by illness or injury from performing his duties in the Position and shall not be utilized as additional vacation time.  Sick leave may be carried over from year to year, but Kanipe agrees that he will not be compensated for any unused sick leave upon termination of this Agreement.
8. Employee Benefits.  Kanipe shall be entitled to participate in all employee benefit programs as are conferred by Employer, from time to time, upon its other executive officers, including the following:
               A. The right to participate in any health insurance program established by Employer;
             B. The right to participate in any profit sharing plan,  pension plan, or other incentive program, retirement benefit plan or similar program established by Employer; provided, that Kanipe must be a “qualified participant,” as defined in the legal documentation establishing such plans; and
        C. The right to participate in any life insurance plan, short-term disability plan, or long-term disability plan established by Employer.
                     D. Kanipe shall be entitled to receive a monthly car allowance of $400 during the Term, which allowance shall be in lieu of any mileage or other automobile expense reimbursement.
9. Annual Evaluation.  At least annually, the Employer shall devote a portion of one meeting of the Employer’s Board of Directors to an evaluation of Kanipe’s performance as measured against specific goals and objectives as established by the Employer.  If Kanipe is a member of the Board of Directors, he shall not be permitted to attend that part of any meeting at which his evaluation is being considered without invitation by a majority of the other Board members.
    10. Termination.  Kanipe may terminate his employment in the Position, and this Agreement, at any time during the Term, provided that he shall give to the Employer’s Board of Directors at least 60 days prior written notice of such termination; provided that Employer may, in its discretion, elect to accelerate the effective date of any resignation, and the effective date of the termination of this Agreement, upon receipt of any such notice of termination.  If Kanipe voluntarily terminates his employment in the Position and this Agreement at any time during the Term, then all rights to compensation and fringe benefits shall terminate as of the effective date of such termination; provided, however, that Kanipe shall be entitled to receive payment for any accrued  vacation.
       The Employer’s Board of Directors may terminate Kanipe’s employment in writing for cause during the Term.  If Kanipe’s employment is terminated for cause, Kanipe shall not be entitled to any further compensation of any kind or nature whatsoever following written notice of such termination.
For purposes of this Paragraph, termination “for cause” means that the Employer has determined in good faith that Kanipe has engaged in the following conduct:
A.  Kanipe has appropriated to his personal use funds, rights or property of Employer or of any of the customers of Employer;
             B. Kanipe has misrepresented or engaged in any other act of substantial dishonesty in the performance of his duties or responsibilities;
            C. Kanipe has, in any substantial respects, failed to discharge his duties and responsibilities in the Position, and fails or refuses to correct such failings within thirty (30) days of receipt of written notice to him from the Employer of the failings, which such notice shall specifically describe Kanipe’s failings and the steps required to remedy same;
            D. Kanipe is engaging in competition with Employer in any manner or in activities harmful to the business of Employer;

                             E. Kanipe is using alcohol, drugs or similar substances in an illegal manner;
                             F. Kanipe has become “disabled”, as hereinafter defined in this Agreement;
            G. Kanipe is convicted of a felony, or of a substantial misdemeanor involving moral turpitude;
            H. For any reason, Employer or the Bank is unable to procure upon Kanipe a substantial fidelity bond, or a bonding company refuses to issue a bond to Employer or the Bank if Kanipe is employed in the Position;
                            I. Kanipe is guilty of gross professional misconduct, or of a gross breach of this Agreement of such a serious nature as would reasonably render his service entirely unacceptable, or
         J. The issuance by any state of federal regulatory agency of a request or demand for removal of Kanipe from employment with the Employer or the Bank or from any office which Kanipe then holds with Employer or the Bank. The termination of this Agreement for any reason shall operate as Kanipe’s automatic resignation from all positions associated with the Employer and the Bank and any affiliate of the Employer or the Bank, including as a member of the board of directors or any committee thereof.

11. Disability.  Kanipe shall be deemed to be “disabled” or shall be deemed to be suffering from a “disability” under the provisions of this Agreement if a competent physician, acceptable to Kanipe and Employer, states in writing that it is such physician’s opinion that Kanipe will be permanently (or for a continuous period of four (4) calendar months) unable to perform a substantial number of the usual and customary duties of Kanipe’s  employment.  In the event Kanipe and Employer are unable to agree upon such a suitable physician for the purposes of making such a determination, then Kanipe and Employer shall each select a physician, and such two physicians as selected by Employer and Kanipe shall select a third physician who shall make the determination, and the determination made by such third physician shall be binding upon Kanipe and Employer.  It is further agreed that if a guardian is appointed for Kanipe’s person, or a conservator or curator is appointed for Kanipe’s estate, or he is adjudicated “incompetent” or is suffering or operating under a mental “disability” by a court of appropriate jurisdiction, then Kanipe shall be deemed to be “disabled” for all purposes under this Agreement. In the event Kanipe becomes “disabled,” then his employment and all rights to compensation and fringe benefits shall terminate effective as of the date of such disability determination.
    12. Death of Kanipe.  Kanipe’s death shall terminate the Term and Kanipe’s employment and shall terminate all of Kanipe’s rights to all salary, compensation and fringe benefits effective as of the date of such death.
    13. Duties Upon Termination.  Upon the termination of Kanipe’s employment hereunder for any reason whatsoever (including but not limited to the failure of the parties to renew this Agreement pursuant to Section 2 hereof), Kanipe shall promptly return to Employer any property of Employer or its subsidiaries then in Kanipe’s possession or control, including without limitation, any technical data, performance information and reports, sales or marketing plans, documents or other records, computer programs, discs and any other physical representations of any other information relating to Employer or its subsidiaries. Kanipe hereby acknowledges that any and all of such documents, items, and information are and shall remain at all times the exclusive property of Employer.
    14. Faithfulness.  Kanipe shall diligently employ himself in the Position and in the business of Employer and shall be faithful to Employer in all transactions relating to it and its business and shall give, whenever required, a true account to the Employer’s Board of Directors of all business transactions arising out of or connected with Employer and its business.  Kanipe shall keep Employer’s Board of Directors fully informed of all work for and transactions on behalf of Employer.  He shall not, except in accordance with regular policies of the Board of Directors from time to time in effect, borrow money in the name of Employer, use collateral owned by Employer as security for loans or lease or dispose of or in any way deal with any of the property, assets or interests of Employer other than in connection with the proper conduct of the business of Employer.
    15. Nonassignability.  Neither this Agreement, nor any rights or interests hereunder, shall be assignable by Employer, or by Kanipe, his beneficiaries or legal representatives, without the prior written consent of the other party.  All services to be performed hereunder by Kanipe must be personally performed by him.
    16. Consolidation.  Merger or Sale of Assets.  Nothing in this Agreement shall preclude Employer from consolidating or merging into or with, or transferring all or substantially all of its assets to, another bank or corporation.  Upon such a consolidation, merger or transfer of assets, the successor to Employer or to all or substantially all of Employer’s business and/or assets shall be obligated to assume the obligations of Employer under this Agreement and the term “Employer,” as used herein, shall mean such other bank or corporation, as the case may be, and this Agreement shall continue in full force and effect.
    17. Binding Effect.  This Agreement shall be binding upon, and shall inure to the benefit of Employer and its successors and assigns, and Kanipe and his heirs, executors, administrators and personal representatives.
    18. Amendment of Agreement.  This Agreement may not be amended or modified except by an instrument in writing signed by the parties hereto.
    19. Waiver.  No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel.  No such written waiver shall be deemed to be a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived, and shall not constitute a waiver of such term or condition in the future or as to any act other than that specifically waived.

    20. Severability.  If for any reason any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and each such other provision shall, to the full extent consistent with law, continue in full force and effect.  If any provisions of this Agreement shall be invalid in part, such partial invalidity shall in no way affect the rest of such provision not held invalid, and the rest of such provision, together with all other provisions of this Agreement, shall, to the extent consistent with law, continue in full force and effect.
    21. Trade Secrets.  Kanipe shall not, at any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, firm or corporation, in any manner whatsoever, any information concerning  any matters affecting or relating to Employer or the Bank, including, without limiting the generality of the foregoing, any information concerning any of its customers, its manner of operation, its plans, process or other data, without regard to whether all or any part of the foregoing matters will be deemed confidential, material or important, as the parties hereto stipulate that as between them, the same are important, material and confidential and gravely affect the effective and successful conduct of the business and goodwill of Employer and the Bank, and that any breach of the terms of this Paragraph shall be a substantial and material breach of this Agreement.  All terms of this Paragraph shall remain in full force and effect after the termination of Kanipe’s employment and of this Agreement.  Kanipe acknowledges that it is necessary and proper that Employer preserve and protect its proprietary rights and unique, confidential and special information and goodwill, and the confidential nature of its business and of the affairs of its and the Bank’s customers, and that it is therefore appropriate that Employer prevent Kanipe from engaging in any breach of the provisions of this Paragraph.  Kanipe, therefore, agrees that a violation by Kanipe of the terms of this Paragraph would result in irreparable and continuing injury to Employer, for which there might well be no adequate remedy at law. Therefore, in the event Kanipe shall fail to comply with the provisions of this Paragraph, Employer shall be entitled to such injunctive and other relief as may be necessary or appropriate to cause Kanipe to comply with the provisions of this Paragraph, and to recover, in addition to such relief, its reasonable costs and attorney’s fees incurred in obtaining same. Such right to injunctive relief shall be in addition to, and not in lieu of, such rights to damages or other remedies as Employer shall be entitled to receive.
    22. Covenant Not to Compete.   Should this Agreement be terminated for any reason by Kanipe during the Term, Kanipe covenants and agrees that he will not, for a period of six (6) months following the date of termination of the

Agreement: (i) directly or indirectly engage or participate in the operation of a banking institution or enter the employ of, or render any personal services to, or receive remuneration in the form of salary, commissions or otherwise, from any business operating a banking institution within the geographical limits of Barren, Hart, Simpson, and Warren Counties in Kentucky and all other counties adjoining Warren County, Kentucky; (ii) offer employment to, hire, solicit, divert or appropriate to himself or any other person, any business or services of any person who was an employee or an agent of Employer or the Bank at any time during the last 12 months of Kanipe’s employment hereunder; or (iii) contact or communicate by any means either or himself or on behalf of any other person, any existing or prospective customer of Employer or the Bank on the date of Kanipe’s termination for the purpose of soliciting, offering or doing any type of business or services similar in nature to the business of Employer or the Bank.  Kanipe acknowledges that his breach of any covenant contained in this Section 22 will result in irreparable injury to Employer and its subsidiaries and that the remedy at law of such parties for such a breach will be inadequate.  Accordingly, Kanipe agrees and consents that Employer and its subsidiaries shall be entitled to seek both preliminary and permanent injunctions to prevent and/or halt a breach or threatened breach by Kanipe of any covenant contained in this Section 22.  If any provision of this Section 22 is invalid in part or in whole, it shall be deemed to have been amended, whether as to time, area covered or otherwise, as and to the extent required for its validity under applicable law and, as so amended, shall be enforceable.
    23. Withholding.  Employer shall have the right to withhold from the compensation payable to Kanipe hereunder any amounts required by law to be withheld.
    24. Entire Agreement.  This Agreement contains the entire agreement between the parties with respect to Kanipe’s employment by Employer and the Bank. Each of the parties acknowledges that the other party has made no agreements or representations with respect to the subject matter of this Agreement other than those hereinabove specifically set forth in this Agreement.
    25. Governing Law.  This Agreement is executed and delivered in, and shall be governed by, enforced and interpreted in accordance with the laws of, the Commonwealth of Kentucky.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

/s/ M. Todd Kanipe

MATTHEW TODD KANIPE

CITIZENS FIRST CORPORATION

BY: /s/ Jack Sheidler

TITLE: Chairman
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